As filed with the Securities and Exchange Commission on December 21, 2000
                                                      Registration No. 333-57885

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                          SEL-DRUM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           New York                                      84-1236134
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               501 Amherst Street
                          Buffalo, New York 14207-2913
                    (Address of Principal Executive Offices)
                              ---------------------

                          Sel-Drum International, Inc.
            1995 Employee and Non-Employee Director Stock Option Plan

       Non-Incentive Stock Option Grant granted as of November 3, 1997 by
                Sel-Drum International, Inc. to Raymond C. Sparks

                              (Full Title of Plan)
                    -----------------------------------------

                           Raymond Sparks, President
                          SEL-DRUM INTERNATIONAL, INC.
                               501 Amherst Street
                          Buffalo, New York 14207-2913

                     (Name and Address of Agent for Service)
                    -----------------------------------------

                                 (800) 263-9356
              (Telephone Number, Including Area Code, of Agent for
                                    Service)
                    -----------------------------------------

                                    Copy to:

                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                           430 Park Avenue, 10th Floor
                            New York, New York 10022

                          DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form S-8, Registration Number 333-57885 (the "Registration Statement"), filed on June 26, 1998, to which this Post-Effective Amendment No. 1 relates, Sel-Drum International, Inc. (the "Registrant") registered 500,000 shares of its common stock, par value $0.01 per share ("Common Stock") issuable pursuant to the Registrant's 1995 Employee and Non-Employee Director Stock Option Plan (the "Plan") and 250,000 shares of Common Stock issuable pursuant to a non-incentive stock option granted as of November 3, 1997 to Raymond C. Sparks (the "Option").

     This Post-Effective Amendment No. 1 deregisters all shares of Common Stock previously authorized for issuance under the Plan and the Option and registered on this Registration Statement that remain unsold. No shares of Common Stock were issued under the Plan or the Option and no such shares will be issued under the Plan or the Option. This Post-Effective Amendment No. 1 is being filed in accordance with the undertakings by the Registrant given pursuant to Item 9 of the Registration Statement and Item 512(a)(3) of Regulation S-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, State of New York, on this 20th day of December, 2000.

                                             SEL-DRUM INTERNATIONAL, INC.


                                             By: /s/ Camille Cotran
                                             -----------------------------------
                                             Name: Camille Cotran
                                             Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Camille Cotran                  Chairman of the Board and       December 20, 2000
---------------------------------   Chief Executive Officer         -----------------
Camille Cotran                      (principal executive officer)   Date


/s/ John Brohman                    Director                        December 20, 2000
---------------------------------                                   -----------------
John Brohman                                                        Date


/s/ Louise Vaillancourt-Chatillon   Director                        December 20, 2000
---------------------------------                                   -----------------
Louise Vaillancourt-Chatillon                                       Date


/s/ John C. Hall                    Vice President-Finance          December 20, 2000
---------------------------------   (principal financial and        -----------------
John C. Hall                        accounting officer)             Date


                                      -2-